Exhibit 23.4

Consent of Haas Petroleum Engineering Services, Inc

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-256443) pertaining to the Amended and Restated Executive Long-Term Incentive Compensation Plan,
(2)Registration Statement (Form S-8 No. 333-256445) pertaining to the Amended and Restated Non-Employee Directors’ Equity Compensation Plan
(3)Registration Statement (Form S-8 No. 333-231316) pertaining to the Amended and Restated Executive Long-Term Incentive Compensation Plan,
(4)Registration Statement (Form S-8 No. 333-231315) pertaining to the Amended and Restated Non-Employee Directors’ Equity Compensation Plan,
(5)Registration Statement (Form S-8 No. 333-139268) pertaining to the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan,
(6)Registration Statement (Form S-8 No. 333-166944) pertaining to the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan,
(7)Registration Statement (Form S-8 No. 333-183242) pertaining to the NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Compensation Plan,
(8)Registration Statement (Form S-8 No. 333-217862) pertaining to the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan (Amended and Restated Effective March 1, 2017), and
(9)Registration Statement (Form S-8 No. 333-217900) pertaining to NACCO Industries, Inc. Non-Employee Directors’ Equity Compensation Plan (Amended and Restated Effective May 9, 2017);

of the references to our name, the use of the Reserve Report of Catapult Mineral Partners (“Reserve Report”) and the information derived from the Reserve Report, including any quotation from or summarization of the Reserve Report, which are included in the Annual Report on Form 10-K.

/s/ Haas Petroleum Engineering Services, Inc
March 15, 2023